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                        [SUTHERLAND ASBILL & BRENNAN LLP]

                                 April 25, 2005

American Family Life Insurance Company
6000 American Parkway
Madison, WI 53738

     Re: American Family Variable Account I
         (File No. 333-44956)

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 5 to the Registration Statement on Form N-6 for American Family Variable Account I (File No. 333-44956). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND ASBILL & BRENNAN LLP


                                        By: /s/ Stephen E. Roth
                                            ------------------------------------
                                            Stephen E. Roth